Exhibit 99.1

RESTORATION HARDWARE HOLDINGS, INC. REPORTS RECORD SECOND

QUARTER AND INCREASES EARNINGS GUIDANCE FOR FISCAL 2013

Q2 Net Revenues Increased 30%; Q2 Comparable Store Sales Increased 26%; Q2 Adjusted Diluted EPS Increased 48% to $0.49

Company Increases Fiscal 2013 Adjusted Diluted EPS Guidance to $1.65 to $1.70 from Previous Guidance of $1.41 to $1.47

Corte Madera, CA – September 10, 2013 – Restoration Hardware Holdings, Inc. (NYSE: RH) today announced financial results for the second quarter ended August 3, 2013.

Second Quarter Highlights

•	Net revenues increased 30% on top of a 24% increase for the same period last year

•	Comparable store sales increased 26% on top of 31% growth for the same period last year

•	Direct revenues increased 33% on top of a 29% increase for the same period last year

•

Adjusted operating income increased 56% to $34.2 million from $21.9 million for the same period last year; GAAP operating loss of $27.8 million from operating income of $19.7 million for the same period last year

•	Adjusted net income increased 62% to $19.8 million from $12.2 million for the same period last year; GAAP net loss of $17.8 million from net income of $17.6 million for the same period last year

•	Adjusted diluted earnings per share increased 48% to $0.49 compared to $0.33 last year; GAAP diluted loss per share of $0.46

Gary Friedman, Chairman, Creator, Curator, and Co-Chief Executive Officer, said, “We are pleased to announce record financial results for the second quarter. Our industry-leading performance is a reflection of our ability to innovate, curate and integrate new products and businesses offering an unmatched customer experience. We continued to take market share during the quarter, delivering 30% growth in net revenues driven by a comp store sales increase of 26% on top of 31% comp growth last year and 17% percent in 2011. We significantly expanded our operating margin and increased adjusted net income by 62% while at the same time continued to invest in our infrastructure and new businesses to support our future growth.”

Mr. Friedman continued, “Due to the current strength of our business, the continued evolution of our Source Book model, and the enhanced ability to connect with our customers through digital and electronic marketing, we are moving to a once per year mailing of our Source Books. We believe this decision will result in a step change effect in our earnings and cash flow model, allowing us to reach double-digit operating margins and free cash flow positive significantly ahead of our prior expectations. We are eliminating the mailing of our Fall 2013 Source Books and plan to mail an annual edition each Spring. Concurrently, we are raising our earnings estimates for the remainder of 2013 to reflect our current business trends and the associated cost savings.”

Carlos Alberini, Co-Chief Executive Officer, commented, “Our business momentum remains very strong and provides good visibility into the back half of the year. Our expected top line growth, coupled with a more efficient cost structure, positions us to drive a significant and sustainable expansion in our operating margins, and over 60% growth in our adjusted EPS for this year. This latest step change to our business gives us even more confidence in the power of our model and in our ability to surpass the long-term financial goals we have set for our Company, including adjusted earnings growth in the mid to high twenties annually.”

Mr. Alberini concluded, “As we look forward, the transformation of our real estate remains our top priority and the true key to unlocking the value of our dominant assortment. Our existing Full Line Design Galleries continue to be highly productive and are driving strong results in each market. Los Angeles and Houston delivered comps in excess of 29% during the second quarter, ahead of the rest of our chain. Also, our new locations in Scottsdale, Boston and Indianapolis continue to perform ahead of expectations. We plan to open new Full Line Design Galleries in Greenwich, Atlanta and Los Angeles in 2014 and are currently in negotiations for more than 30 locations in other key markets. We continue to believe we can open more than 10 locations a year, beginning in 2015. Our next generation Full Line Design Galleries will be larger and showcase our dominant assortment and new businesses, and they will provide opportunities for higher sales, increased earnings, lower capital investment and higher ROIC in each market.”

Second Quarter Fiscal 2013 Financial Results

Revenue - Net revenues for the second quarter of fiscal 2013 increased 30% to $382.1 million from $292.9 million for the second quarter of fiscal 2012. This is on top of a 24% increase in net revenues for the second quarter of fiscal 2012.

•	Comparable store sales increased 26% for the second quarter of fiscal 2013. This growth is on top of an increase of 31% in comparable store sales for the second quarter of fiscal 2012.

•

As of August 3, 2013, the Company operated a total of 70 retail stores, consisting of 62 Galleries, 5 Full Line Design Galleries and 3 Baby & Child Galleries, as well as 17 outlet stores throughout the United States and Canada. This compares to a total of 73 retail stores, consisting of 70 Galleries, 2 Full Line Design Galleries and 2 Baby & Child Galleries, as well as 10 outlet stores open at the end of the second quarter of fiscal 2012.

•	Direct revenues increased 33% in the second quarter of fiscal 2013. This growth is on top of the 29% increase in direct revenues for the second quarter of fiscal 2012.

Operating Income (Loss)* - Adjusted operating income for the second quarter of fiscal 2013 increased 56% to $34.2 million compared to $21.9 million for the second quarter of fiscal 2012. Including the impact of variable and one-time non-cash stock-based compensation charges and costs related to the Company’s follow-on offerings, the GAAP operating loss reached $27.8 million compared to GAAP operating income of $19.7 million for the prior year fiscal quarter.

EBITDA* - Adjusted EBITDA for the second quarter of fiscal 2013 increased 42% to $40.8 million compared to adjusted EBITDA of $28.7 million for the second quarter of fiscal 2012. Including the impact of variable and one-time non-cash stock-based compensation charges and costs related to the Company’s follow-on offerings, EBITDA for the quarter was a loss of $21.2 million compared to positive EBITDA of $26.1 million for the prior year fiscal quarter.

Net Income (Loss)* - Adjusted net income increased 62% to $19.8 million for the second quarter of fiscal 2013 from $12.2 million for the second quarter of fiscal 2012. Adjusted net income is calculated using a 40% effective tax rate. GAAP net loss for the second quarter of fiscal 2013 was $17.8 million compared to GAAP net income of $17.6 million for the second quarter of fiscal 2012.

Earnings Per Share* - Adjusted diluted EPS increased 48% to $0.49 for the second quarter of fiscal 2013 from $0.33 for the second quarter of fiscal 2012. GAAP diluted EPS for the second quarter of fiscal 2013 was a loss of $0.46.

First Half Fiscal 2013 Financial Results

Revenue - Net revenues for the six months ended August 3, 2013 increased 34% to $683.4 million from $510.8 million for the first half of fiscal 2012. This is on top of a 22% increase in net revenues for the first half of fiscal 2012.

•	Comparable store sales increased 33% for the first half of fiscal 2013. This growth compares to an increase of 29% in comparable store sales for the first half of fiscal 2012.

•	Direct revenues increased 35% in the first half of fiscal 2013. This growth is on top of the 25% increase in direct revenues for the first half of fiscal 2012.

Operating Income (Loss)* - Adjusted operating income for the first half of fiscal 2013 increased 82% to $38.8 million compared to $21.3 million in the first half of fiscal 2012. Including the impact of variable and one-time non-cash stock-based compensation charges and costs related to the Company’s follow-on offerings, GAAP operating loss was $27.3 million compared to GAAP operating income of $17.6 million for the year ago period.

EBITDA* - Adjusted EBITDA for the first half of fiscal 2013 increased 49% to $52.0 million compared to adjusted EBITDA of $34.9 million for the first half of fiscal 2012. Including the impact of variable and one-time non-cash stock-based compensation charges and costs related to the Company’s follow-on offerings, EBITDA for the first half of 2013 was a loss of $14.0 million compared to positive EBITDA of $30.5 million for the prior year period.

Net Income (Loss)* - Adjusted net income increased 102% to $22.1 million for the first half of fiscal 2013 from $10.9 million for the first half of fiscal 2012. GAAP net loss for the first half of fiscal 2013 was $18.0 million compared to GAAP net income of $13.9 million for the year ago period.

Earnings Per Share* - Adjusted diluted EPS increased 87% to $0.56 for the first half of fiscal 2013 from $0.30 for the same period last year. GAAP diluted EPS during the first half of fiscal 2013 was a loss of $0.47.

Outlook

The Company is providing the following guidance for the third quarter of fiscal 2013:

•	Net revenues in the range of $385 million to $395 million

•	Adjusted net income in the range of $11.2 million to $12.0 million

•	Adjusted diluted EPS in the range of $0.27 to $0.29

The Company is providing the following guidance for the fourth quarter of fiscal 2013:

•	Net revenues in the range of $490 million to $500 million

•	Adjusted net income in the range of $34.3 million to $35.5 million

•	Adjusted diluted EPS in the range of $0.81 to $0.84

The Company is increasing its guidance for the fiscal year ending February 1, 2014:

•	Net revenues in the range of $1.56 billion to $1.58 billion.

•	Adjusted net income in the range of $67.6 million to $69.5 million

•	Adjusted diluted EPS in the range of $1.65 to $1.70

Note: The Company’s adjusted net income and adjusted diluted earnings per share guidance does not include charges and costs which are expected to be similar to those charges and costs excluded from adjusted net income and adjusted diluted earnings in prior quarters. The Company’s fiscal year 2013 will include 52 weeks compared to fiscal year 2012 which included 53 weeks.

Conference Call and Webcast Information

Restoration Hardware Holdings, Inc. will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss the second quarter results. Interested parties may access the call by dialing (866) 394-6658 (United States/Canada) or (706) 679-9188 (International). A live broadcast of Restoration Hardware’s quarterly conference call will also be available online at the Company’s website www.restorationhardware.com under Investor Relations. A replay of the conference call will be available through September 24, 2013 by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 45774673 as well as on the Company’s investor relations website.

About Restoration Hardware Holdings, Inc.

RH (Restoration Hardware Holdings, Inc. - NYSE:RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com.

*Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures: adjusted operating income, EBITDA, adjusted EBITDA, adjusted net income, pro forma EPS and adjusted diluted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. With respect to the Company’s adjusted net income and adjusted diluted EPS guidance for the third fiscal quarter, the fourth fiscal quarter and the full year of fiscal 2013, the Company is not able to provide a reconciliation of these non-GAAP financial measures to GAAP without unreasonable effort as our estimated results are preliminary and may change as we complete the quarter close process and management’s review of our financial statements.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws including statements related to the expected benefits to the Company’s earnings and cash flow model of moving to a once per year mailing of Source Books, the Company’s ability to surpass long-term financial goals, the Company’s plans to open Full Line Design Galleries in Greenwich, Atlanta and Los Angeles in 2014, the Company’s belief that it can open more than 10 locations a year beginning in 2015, the expectations that the next generation of Full Line Design Galleries will be larger and provide opportunities for higher sales, increased earnings, lower capital investment and higher ROIC in each market, and the Company’s future financial guidance, including for the third fiscal quarter of 2013, the fourth fiscal quarter of 2013 and the full year ending February 1, 2014. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, recent changes in general economic conditions and the impact on consumer confidence and consumer spending, changes in customer demand for our products, our ability to anticipate consumer preferences and buying trends, risks related to the number of new business initiatives we are undertaking, risks in the implementation or our real estate portfolio transformation, delays in store openings, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Restoration Hardware Holdings’ Form 10-K filed with the Securities and Exchange Commission on April 29, 2013, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Cammeron McLaughlin

VP, Investor Relations

(415) 945-4998

cmclaughlin@restorationhardware.com

RESTORATION HARDWARE HOLDINGS, INC.

FINANCIAL STATEMENTS AND RELATED INFORMATION

TABLE OF CONTENTS

Page 7.	Condensed Consolidated Statements of Operations

Page 8.	Condensed Consolidated Balance Sheets

Page 9.	Condensed Consolidated Statements of Cash Flows

Page 10.	Operating Metrics and Other Data

Page 11.	Reconciliation of Adjusted Income Statement Items

Page 13.	Reconciliation of Net Income (Loss) to Operating Income (Loss) and Adjusted Operating Income

Page 14.	Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

Page 15.	Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

Page 16.	Reconciliation of Net Income (Loss) Per Share to Adjusted Net Income Per Share

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended				Six Months Ended
	August 3, 2013	% of Net Revenues	July 28, 2012	% of Net Revenues	August 3, 2013	% of Net Revenues	July 28, 2012	% of Net Revenues
Net revenues	$382,098	100.0%	$292,906	100.0%	$683,435	100.0%	$510,820	100.0%
Cost of goods sold	242,872	63.6%	178,779	61.0%	442,332	64.7%	321,425	62.9%

Gross profit	139,226	36.4%	114,127	39.0%	241,103	35.3%	189,395	37.1%
Selling, general and administrative expenses	167,006	43.7%	94,465	32.3%	268,372	39.3%	171,830	33.7%

Income (loss) from operations	(27,780)	-7.3%	19,662	6.7%	(27,269)	-4.0%	17,565	3.4%
Interest expense	(1,191)	-0.2%	(1,479)	-0.5%	(2,031)	-0.3%	(3,054)	-0.6%

Income (loss) before income taxes	(28,971)	-7.5%	18,183	6.2%	(29,300)	-4.3%	14,511	2.8%
Income tax expense (benefit)	(11,136)	-2.8%	567	0.2%	(11,304)	-1.7%	623	0.1%

Net income (loss)	$(17,835)	-4.7%	$17,616	6.0%	$(17,996)	-2.6%	$13,888	2.7%

Weighted-average shares used in computing basic and diluted net income (loss) per share	38,712,000		1,000		38,394,013		1,000
Basic and diluted net income (loss) per share	$(0.46)		$17,616		$(0.47)		$13,888
Pro forma weighted-average shares used in computing pro forma basic and diluted net income per share [a]			36,971,500				36,971,500
Pro forma basic and diluted net income per share			$0.48				$0.38

[a]	On a pro forma basis, basic and diluted shares outstanding for the three and six months ended July 28, 2012 include (1) the impact of the Company’s reorganization, as further described in the Company’s final prospectus filed with the Securities and Exchange Commission on November 5, 2012 (the “Reorganization”), as well as (2) the 4,782,609 shares of common stock that the Company issued and sold on November 7, 2012 in its initial public offering, as if such events had been completed as of the beginning of the respective periods and the common stock resulting therefrom was outstanding for the respective periods.

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	August 3, 2013	February 2, 2013	July 28, 2012
ASSETS
Cash and cash equivalents	$15,012	$8,354	$10,102
Merchandise inventories	406,676	353,329	275,485
Other current assets	155,715	131,075	98,604

Total current assets	577,403	492,758	384,191
Property and equipment—net	154,008	111,406	87,904
Goodwill and other intangibles	171,730	172,724	174,125
Other assets	26,223	12,725	4,655

Total assets	$929,364	$789,613	$650,875

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$205,551	$145,353	$117,175
Other current liabilities	91,455	74,071	68,239

Total current liabilities	297,006	219,424	185,414
Revolving line of credit and term loan	87,575	82,501	144,452
Other long term liabilities	45,410	36,077	55,885

Total liabilities	429,991	338,002	385,751

Stockholders’ equity	499,373	451,611	265,124

Total liabilities and stockholders’ equity	$929,364	$789,613	$650,875

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	August 3, 2013	July 28, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(17,996)	$13,888
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	13,228	12,892
Stock-based compensation expense	64,282	738
Other non-cash items	(13,805)	309
Change in assets and liabilities:
Merchandise inventories	(53,483)	(29,639)
Accounts payable, accrued expenses, and other	39,203	(2,821)

Net cash provided by (used in) operating activities	31,429	(4,633)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(30,616)	(13,517)
Purchases of trademarks	—	(304)

Net cash used in investing activities	(30,616)	(13,821)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings under revolving line of credit	5,074	22,135
Payments on capital leases	(760)	(2,104)
Stock options exercised	695	—
Excess tax benefit from exercise of stock options	1,032	—
Tax withholdings related to issuance of stock-based awards	(178)	—

Net cash provided by financing activities	5,863	20,031

Effects of foreign currency exchange rate translation	(18)	13

Net increase in cash and cash equivalents	6,658	1,590
Cash and cash equivalents
Beginning of period	8,354	8,512

End of period	$15,012	$10,102

RESTORATION HARDWARE HOLDINGS, INC.

OPERATING METRICS AND OTHER DATA

(Unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
Growth in net revenues:
Stores [a]	28%	21%	33%	19%
Direct	33%	29%	35%	25%
Total	30%	24%	34%	22%
Retail [b]:
Comparable store sales change [c]	26%	31%	33%	29%
Retail stores open at beginning of period	70	74	71	74
Stores opened	—	—	2	3
Stores closed	—	1	3	4
Retail stores open at end of period	70	73	70	73
Retail sales per leased selling square foot [d]	$353	$281	$638	$481
Total leased square footage at end of period (in thousands)	796	792	796	792
Total leased selling square footage at end of period (in thousands) [e]	521	516	521	516
Direct:
Catalogs circulated (in thousands) [f]	7,995	225	7,995	15,131
Catalog pages circulated (in millions) [f]	5,691	54	5,691	7,417
Direct as a percentage of net revenues [g]	47%	46%	47%	46%

[a]	Store data represents retail stores plus outlet stores. Net revenues for outlet stores for the three months ended August 3, 2013 and July 28, 2012 were $20.6 million and $13.4 million, respectively. Net revenues for outlet stores for the six months ended August 3, 2013 and July 28, 2012 were $35.0 million and $24.3 million, respectively.
[b]	Retail data has been calculated based upon retail stores, which includes our Baby & Child stores and excludes outlet stores.
[c]	Comparable store sales have been calculated based upon retail stores that were open at least fourteen full months as of the end of the reporting period and did not change square footage by more than 20% between periods. If a store is closed for seven days during a month, that month will be excluded from comparable store sales. Comparable store net revenues exclude revenues from outlet stores.
[d]	Retail sales per leased selling square foot is calculated by dividing total net revenues for all retail stores, comparable and non-comparable, by the average leased selling square footage for the period.
[e]	Leased selling square footage is retail space at our stores used to sell our products. Leased selling square footage excludes backrooms at retail stores used for storage, office space or similar matters. Leased selling square footage excludes exterior sales space located outside a store, such as courtyards, gardens and rooftops. Leased selling square footage includes approximately 4,500 square feet related to one owned store location.
[f]	The catalogs and catalog pages circulated from period to period do not take into account different page sizes per catalog distributed. Page sizes and page counts vary for different catalog mailings and we sometimes mail different versions of a catalog at the same time. Accordingly, period to period comparisons of catalogs circulated and catalog pages circulated do not take these variations into account.
[g]	Direct revenues include sales through our catalogs and websites.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF ADJUSTED INCOME STATEMENT ITEMS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	Reported August 3, 2013	Adjustments	Adjusted August 3, 2013	% of Net Revenues	Reported July 28, 2012	Adjustments	Adjusted July 28, 2012	% of Net Revenues
Net revenues	$382,098	$—	$382,098	100.0%	$292,906	$—	$292,906	100.0%
Cost of goods sold	242,872	—	242,872	63.6%	178,779	—	178,779	61.0%

Gross profit	139,226	—	139,226	36.4%	114,127	—	114,127	39.0%
Selling, general and administrative expenses [a]	167,006	(61,960)	105,046	27.5%	94,465	(2,226)	92,239	31.5%

Income (loss) from operations	(27,780)	61,960	34,180	8.9%	19,662	2,226	21,888	7.5%
Interest expense	(1,191)	—	(1,191)	-0.2%	(1,479)	—	(1,479)	-0.5%

Income (loss) before income taxes	(28,971)	61,960	32,989	8.7%	18,183	2,226	20,409	7.0%
Income tax expense (benefit) [b]	(11,136)	24,332	13,196	3.5%	567	7,597	8,164	2.8%

Net income (loss) [c]	$(17,835)	$37,628	$19,793	5.2%	$17,616	$(5,371)	$12,245	4.2%

EBITDA [d]	$(21,182)		$40,778		$26,130		$28,738
Weighted-average shares used in computing basic net income (loss) per share [e]	38,712,000		38,712,000		1,000		36,971,500
Weighted-average shares used in computing diluted net income (loss) per share [e]	38,712,000		40,696,706		1,000		36,971,500
Basic net income (loss) per share	$(0.46)		$0.51		$17,616		$0.33
Diluted net income (loss) per share	$(0.46)		$0.49		$17,616		$0.33

[a]	The adjustments for selling, general, and administrative expenses include management and pre-initial public offering board fees, certain non-cash and other one-time compensation, follow-on offering fees, lease termination costs and special committee investigation and remediation costs. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[b]	Assumes a normalized tax rate of 40% for all periods presented. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[c]	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income (loss) less non-recurring and other items. Adjusted net income is included in this press release because management believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
[d]	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items including non-cash or other items that we do not consider representative of our ongoing financial performance. EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management, our Board of Directors and our principal shareholders to assess our financial performance, and Adjusted EBITDA is used in connection with determining incentive compensation under our Management Incentive Program (“MIP”). Additionally, EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company. We use EBITDA and Adjusted EBITDA, alongside other GAAP measures such as gross profit, operating income (loss) and net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. Please see the table titled “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” for further information.
[e]	On an adjusted basis for the three months ended July 28, 2012, basic and diluted shares outstanding include (1) the impact of the Reorganization, as well as (2) the 4,782,609 shares of common stock that the Company issued and sold on November 7, 2012 in its initial public offering, as if such events had been completed as of the beginning of the period and the common stock resulting therefrom was outstanding for the period.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF ADJUSTED INCOME STATEMENT ITEMS

(In thousands, except share and per share amounts)

(Unaudited)

	Six Months Ended
	Reported August 3, 2013	Adjustments	Adjusted August 3, 2013	% of Net Revenues	Reported July 28, 2012	Adjustments	Adjusted July 28, 2012	% of Net Revenues
Net revenues	$683,435	$—	$683,435	100.0%	$510,820	$—	$510,820	100.0%
Cost of goods sold	442,332	—	442,332	64.7%	321,425	—	321,425	62.9%

Gross profit	241,103	—	241,103	35.3%	189,395	—	189,395	37.1%
Selling, general and administrative expenses [a]	268,372	(66,050)	202,322	29.6%	171,830	(3,690)	168,140	32.9%

Income (loss) from operations	(27,269)	66,050	38,781	5.7%	17,565	3,690	21,255	4.2%
Interest expense	(2,031)	—	(2,031)	-0.3%	(3,054)	—	(3,054)	-0.6%

Income (loss) before income taxes	(29,300)	66,050	36,750	5.4%	14,511	3,690	18,201	3.6%
Income tax expense (benefit) [b]	(11,304)	26,004	14,700	2.2%	623	6,658	7,281	1.5%

Net income (loss) [c]	$(17,996)	$40,046	$22,050	3.2%	$13,888	$(2,968)	$10,920	2.1%

EBITDA [d]	$(14,041)		$52,009		$30,457		$34,897
Weighted-average shares used in computing basic net income (loss) per share [e]	38,394,013		38,394,013		1,000		36,971,500
Weighted-average shares used in computing diluted net income (loss) per share [e]	38,394,013		39,511,685		1,000		36,971,500
Basic net income (loss) per share	$(0.47)		$0.57		$13,888		$0.30
Diluted net income (loss) per share	$(0.47)		$0.56		$13,888		$0.30

[a]	The adjustments for selling, general, and administrative expenses include management and pre-initial public offering board fees, certain non-cash and other one-time compensation, follow-on offering fees, lease termination costs and special committee investigation and remediation costs. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[b]	Assumes a normalized tax rate of 40% for all periods presented. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[c]	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income (loss) less non-recurring and other items. Adjusted net income is included in this press release because management believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
[d]	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items including non-cash or other items that we do not consider representative of our ongoing financial performance. EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management, our Board of Directors and our principal shareholders to assess our financial performance, and Adjusted EBITDA is used in connection with determining incentive compensation under our MIP. Additionally, EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company. We use EBITDA and Adjusted EBITDA, alongside other GAAP measures such as gross profit, operating income (loss) and net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. Please see the table titled “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” for further information.
[e]	On an adjusted basis for the six months ended July 28, 2012, basic and diluted shares outstanding include (1) the impact of the Reorganization, as well as (2) the 4,782,609 shares of common stock that the Company issued and sold on November 7, 2012 in its initial public offering, as if such events had been completed as of the beginning of the period and the common stock resulting therefrom was outstanding for the period.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO OPERATING INCOME (LOSS)

AND ADJUSTED OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
Net income (loss)	$(17,835)	$17,616	$(17,996)	$13,888
Interest expense	1,191	1,479	2,031	3,054
Income tax expense (benefit)	(11,136)	567	(11,304)	623

Operating income (loss)	(27,780)	19,662	(27,269)	17,565
Management and pre-IPO board fees [a]	—	1,198	—	2,087
Non-cash compensation [b]	59,832	—	63,155	—
Follow-on offering fees [c]	2,128	—	2,895	—
Lease termination costs [d]	—	(961)	—	(386)
Special committee investigation and remediation [e]	—	1,989	—	1,989

Adjusted operating income	$34,180	$21,888	$38,781	$21,255

[a]	Represents fees paid in accordance with our management services agreement with Home Holdings, LLC (“Home Holdings”), as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering. Board fees and expenses subsequent to the initial public offering are not included in the above adjustments and are included in both the operating and adjusted operating income (loss) amounts.
[b]	Includes non-cash compensation charges related to the performance-based vesting of certain shares granted to Mr. Friedman, as well as the one-time, fully vested option granted to Mr. Friedman upon his reappointment as Chairman and Co-Chief Executive Officer in July 2013. All other equity related awards granted to employees are not included in the above adjustments and are included in both the operating and adjusted operating income (loss) amounts.
[c]	Represents legal and other professional fees incurred in connection with our follow-on offerings in May 2013 and July 2013.
[d]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates. The amounts in the three and six months ended July 28, 2012 relate to changes in estimates regarding liabilities for future lease payments for closed stores.
[e]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to Mr. Friedman and our subsequent remedial actions.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
Net income (loss)	$(17,835)	$17,616	$(17,996)	$13,888
Depreciation and amortization	6,598	6,468	13,228	12,892
Interest expense	1,191	1,479	2,031	3,054
Income tax expense (benefit)	(11,136)	567	(11,304)	623

EBITDA [a]	(21,182)	26,130	(14,041)	30,457
Management and pre-IPO board fees [b]	—	1,198	—	2,087
Non-cash compensation [c]	59,832	351	63,155	738
Follow-on offering fees [d]	2,128	—	2,895	—
Lease termination costs [e]	—	(961)	—	(386)
Special committee investigation and remediation [f]	—	1,989	—	1,989
Other [g]	—	31	—	12

Adjusted EBITDA [a]	$40,778	$28,738	$52,009	$34,897

[a]	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items including non-cash or other items that we do not consider representative of our ongoing financial performance. EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management, our Board of Directors and our principal shareholders to assess our financial performance, and Adjusted EBITDA is used in connection with determining incentive compensation under our MIP. Additionally, EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company. We use EBITDA and Adjusted EBITDA, alongside other GAAP measures such as gross profit, operating income (loss) and net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance or liquidity and should not be considered as alternatives to net income (loss), as a measure of financial performance, cash flows from operating activities, as a measure of liquidity, or any other performance measure derived in accordance with GAAP and they should not be construed as an implication that our future results will be unaffected by non-recurring and other items. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions for other companies due to different methods of calculation.
[b]	Represents fees paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering. Board fees and expenses subsequent to the initial public offering are not included in the above adjustments and are included in both the EBITDA and Adjusted EBITDA amounts.
[c]	The three and six months ended August 3, 2013 include non-cash compensation charges related to the performance-based vesting of certain shares granted to Mr. Friedman, as well as the one-time, fully vested option granted to Mr. Friedman upon his reappointment as Chairman and Co-Chief Executive Officer in July 2013. The three and six months ended July 28, 2012 includes stock-based compensation expense incurred prior to the initial public offering. All other equity related awards granted to employees subsequent to the initial public offering are not included in the above adjustments and are included in both the EBITDA and Adjusted EBITDA amounts.
[d]	Represents legal and other professional fees incurred in connection with our follow-on offerings in May 2013 and July 2013.
[e]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates. The amounts in the three and six months ended July 28, 2012 relate to changes in estimates regarding liabilities for future lease payments for closed stores.
[f]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to Mr. Friedman and our subsequent remedial actions.
[g]	Represents certain other items which management believes are not indicative of our ongoing operating performance, which includes foreign exchange gains and losses for the three and six months ended July 28, 2012.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
GAAP net income (loss)	$(17,835)	$17,616	$(17,996)	$13,888

Adjustments (pre-tax):
Management and pre-IPO board fees [a]	$—	$1,198	$—	$2,087
Non-cash compensation [b]	59,832	—	63,155	—
Follow-on offering fees [c]	2,128	—	2,895	—
Lease termination costs [d]	—	(961)	—	(386)
Special committee investigation and remediation [e]	—	1,989	—	1,989

Subtotal adjusted items	61,960	2,226	66,050	3,690
Impact of income tax items [f]	(24,332)	(7,597)	(26,004)	(6,658)

Adjusted net income [g]	$19,793	$12,245	$22,050	$10,920

[a]	Represents fees paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering. Board fees and expenses subsequent to the initial public offering are not included in the above adjustments and are included in both the GAAP and adjusted net income (loss) amounts.
[b]	Includes non-cash compensation charges related to the performance-based vesting of certain shares granted to Mr. Friedman, as well as the one-time, fully vested option granted to Mr. Friedman upon his reappointment as Chairman and Co-Chief Executive Officer in July 2013. All other equity related awards granted to employees are not included in the above adjustments and are included in both the GAAP and adjusted net income (loss) amounts.
[c]	Represents legal and other professional fees incurred in connection with our follow-on offerings in May 2013 and July 2013.
[d]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates. The amounts in the three and six months ended July 28, 2012 relate to changes in estimates regarding liabilities for future lease payments for closed stores.
[e]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to Mr. Friedman and our subsequent remedial actions.
[f]	Assumes a normalized tax rate of 40% for all periods presented.
[g]	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income (loss) less non-recurring and other items. Adjusted net income is included in this press release because management believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF NET INCOME (LOSS) PER SHARE TO

ADJUSTED NET INCOME PER SHARE

(Unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
GAAP diluted net income (loss) per share	$(0.46)	$17,616	$(0.47)	$13,888

Pro forma diluted net income (loss) per share [a]	$(0.44)	$0.48	$(0.46)	$0.38
EPS impact of adjustments (pre-tax):
Management and pre-IPO board fees [b]	$—	$0.03	$—	$0.06
Non-cash compensation [c]	1.47	—	1.60	—
Follow-on offering fees [d]	0.05	—	0.07	—
Lease termination costs [e]	—	(0.03)	—	(0.01)
Special committee investigation and remediation [f]	—	0.05	—	0.05

Subtotal adjusted items	1.52	0.05	1.67	0.10
Impact of income tax items [g]	(0.59)	(0.20)	(0.65)	(0.18)

Adjusted diluted net income per share [h]	$0.49	$0.33	$0.56	$0.30

[a]	Pro forma diluted net loss per share for the three and six months ended August 3, 2013 is calculated based on GAAP net loss and diluted weighted-average shares of 40,696,706 and 39,511,685, respectively. Pro forma diluted net income per share for the three and six months ended July 28, 2012 is calculated based on GAAP net income and the Company’s vested share count as if (1) the Reorganization and (2) initial public offering had been completed as of the beginning of the respective periods and the common stock resulting therefrom was outstanding for the respective periods.
[b]	Represents fees paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering. Board fees and expenses subsequent to the initial public offering are not included in the above adjustments and are included in both the GAAP and adjusted net income (loss) amounts.
[c]	Includes non-cash compensation charges related to the performance-based vesting of certain shares granted to Mr. Friedman, as well as the one-time, fully vested option granted to Mr. Friedman upon his reappointment as Chairman and Co-Chief Executive Officer in July 2013. All other equity related awards granted to employees are not included in the above adjustments and are included in both the GAAP and adjusted net income (loss) amounts.
[d]	Represents legal and other professional fees incurred in connection with our follow-on offerings in May 2013 and July 2013.
[e]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates. The amounts in the three and six months ended July 28, 2012 relate to changes in estimates regarding liabilities for future lease payments for closed stores.
[f]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to Mr. Friedman and our subsequent remedial actions.
[g]	Assumes a normalized tax rate of 40% for all periods presented.
[h]	Adjusted diluted net income per share is a supplemental measure of financial performance that is not required by, or presented in accordance with GAAP. We define adjusted net income per share as consolidated net income (loss) less non-recurring and other items divided by the Company’s post-initial public offering share count. Adjusted net income per share is included in this press release because management believes that adjusted net income per share provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.